                                                           Exhibit 5(i)

[LOGO OF ARMCO]

ARMCO CORPORATE OFFICES


                                                    June 28, 1994





Armco Inc.
One Oxford Centre
301 Grant Street
Pittsburgh, PA 15219-1415

     Re:     Registration Statement on Form S-8

Dear Sirs:

     As Vice President, General Counsel and Secretary of Armco Inc. (the "Company"), I am familiar with the Armco Inc. 1993 Long-Term Incentive Plan (the "Plan") and the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with respect to the registration of 4,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, and of an equal number of Preferred Stock Purchase Rights (the "Rights"), which currently are attached to and transferable only with the Shares.

     I have examined or caused attorneys under my supervision to examine originals or photostatic or certified copies of such records of the Company, certificates of officers of the Company and of public officials, written documents constituting the Plan and other documents as I have deemed relevant and necessary as the basis for the opinion set forth below. In making such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing and relying upon statements of fact contained in the documents that I have examined, I am of the opinion that, upon the issuance and delivery of the Shares and the related Rights in accordance with the provisions of the Plan, the Shares and the related Rights will have been validly issued and the Shares will be fully paid and nonassessable.

Armco Inc., One Oxford Centre, 301 Grant Street, Pittsburgh,
Pennsylvania 15219-1415 412-255-9800

     I consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission.

                                           Very truly yours,


                                         /s/ Gary R. Hildreth
                                         Gary R. Hildreth
                                         Vice President, General Counsel
                                         and Secretary